LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (this "Agreement") is entered into as of September 16, 2024 by and between FULTON OGDEN VENTURE, LLC, a Delaware limited liability company ("Landlord"), and TALIS BIOMEDICAL CORPORATION, a Delaware corporation ("Tenant").

R E C I T A L S:

A.
Landlord and Tenant entered into that certain Lease dated January 20, 2021 (the "Lease"), pursuant to which Tenant leased from Landlord that certain premises consisting of approximately 26,510 square feet of rentable area (the "Premises") located on the seventh (7th) floor of the building located at 1375 West Fulton Market, Chicago, Illinois (the "Building").
B.
The Lease is scheduled to expire on July 31, 2032.
C.
Landlord and Tenant have agreed to terminate the Lease prior to its scheduled expiration date pursuant to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Termination of Lease. Notwithstanding the date set forth in the Lease for the expiration of the Term thereof, and subject to the terms of Section 4 hereof, the Lease shall terminate early as if the Lease had expired by lapse of time on October 31, 2024 (the "Termination Date"). Except as otherwise set forth in the Lease, Tenant’s obligations which accrue under the Lease prior to the Termination Date shall survive the termination of the Lease. On or before the Termination Date, Tenant shall (a) remove all Tenant's trade fixtures, furnishings, machinery and other equipment and any other personal property from the Premises, (b) surrender possession of the Premises to Landlord in broom-clean condition and in the condition which the Premises is required to be in by the expiration of the Lease pursuant to Section 17(B) – (D) of the Lease, and (c) surrender all keys to the Premises (collectively, the "Vacation Requirements"); provided, however, that notwithstanding the foregoing or anything to the contrary contained in the Lease, Tenant shall not (i) be required to remove any alterations to the Premises or other improvements to the Premises (ii) remove the Abandoned FF&E (as hereinafter defined), or (iii) be required to repair or restore any normal or ordinary wear and tear to the Premises caused by Tenant’s vacation of the Premises (e.g., nail holes from removal of wall hangings or minor scuff marks), it being the specific intent of the parties that, upon Tenant satisfying the Vacation Requirements and Tenant’s post-termination obligations under Section 17(C) of the Lease (the “Post-Termination Obligations”), Landlord shall accept possession of the Premises in its then as-is, where-is, with-all-faults condition; provided further that for the avoidance of doubt Landlord shall be responsible for any minor patching and paint touch-ups that constitute normal or ordinary wear and tear to the Premises. For the avoidance of doubt, all of the furnishings installed in the Premises as part of Landlord’s Work (as defined in the Lease) are owned by Landlord and shall also remain and be surrendered with Tenant’s possession of the Premises as contemplated under Section 17(B) of the Lease. After Tenant’s surrender of possession of the Premises to Landlord in accordance with the

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 138577130v.5" "" 138577130v.5

Vacation Requirements, Landlord shall grant such access to the Premises to Tenant as may be reasonably necessary to enable Tenant to perform the Post-Termination Obligations (and, for the avoidance of doubt, the time periods for Tenant’s performance of such Post-Termination Obligations under Section 17(C) of the Lease shall be the time periods set forth therein with respect to an early termination of the Lease prior to the scheduled expiration date of the Lease). Tenant’s access to the Premises pursuant to the foregoing sentence shall be subject to all of the terms and conditions of the Lease, except that Tenant shall have no obligation to pay Rent with respect to such access periods to the extent that such periods follow the Termination Date. Tenant's failure to comply with the Vacation Requirements by the Termination Date and/or Tenant’s failure to timely perform the Post-Termination Obligations shall be deemed a holdover by Tenant entitling Landlord to exercise all of its rights and remedies at law, in equity and under the Lease; provided, that, once Tenant believes it has satisfied the Vacation Requirements and again during such post-termination access once Tenant believes it has satisfied the Post-Termination Obligations, upon Tenant’s request by email to [email redacted] and [email redacted], Landlord or Landlord’s property manager shall conduct a walk-through inspection with Tenant (with both parties agreeing to cooperate in good faith to conduct such walk-through inspection within three (3) business days after Tenant’s request) and notify Tenant of any such failure to so comply or perform that, if not corrected, could trigger any such holdover. Notwithstanding the foregoing, if Tenant has timely satisfied the Vacation Requirements but despite proceeding with diligent, good faith efforts to do so fails to timely satisfy the Post-Termination Obligations solely because Tenant has engaged Landlord’s preferred third party certified industrial hygienist to perform the obligations of the third party certified industrial hygienist under Section 17(C) of the Lease and such Landlord preferred third party certified industrial hygienist is not able to timely satisfy the Post-Termination Obligations which are required to be performed by such third party certified industrial hygienist within the time periods contemplated therefor under Section 17(C) of the Lease, for reasons other than delays caused by Tenant, then Tenant shall not be deemed to be in holdover for the first thirty (30) days following Tenant’s failure to timely satisfy the Post-Termination Obligations. Tenant’s failure to timely satisfy the Post-Termination Obligations. Subject to Section 3 below, Tenant shall continue to pay all Rent and perform all of its other obligations accruing under the Lease through the Termination Date, including, without limitation, paying for Tenant’s HVAC charges as required under the Lease; provided, however, that, notwithstanding anything to the contrary contained in Section 4(E) of the Lease, (a) there shall be no reconciliation of Tenant’s Proportionate Share of reimbursable Operating Expenses and Taxes based on actual amounts for the year in which the Termination Date occurs and, accordingly, no Final Statement shall be delivered for such year and (b), as a result, no deficiency with respect to Tenant’s Proportionate Share of reimbursable Operating Expenses and Taxes shall be due and payable by Tenant nor shall any overage with respect to Tenant’s Proportionate Share of reimbursable Operating Expenses and Taxes be due and payable by Landlord.
2.
Termination Fee. In consideration for Landlord’s agreement to terminate the Lease on the Termination Date and as a condition of the effectiveness of this Agreement, Tenant shall deliver to Landlord Three Million Four Hundred Four Thousand Five Hundred Twenty-Six and 80/100 Dollars ($3,404,526.80) (the “Termination Fee”) concurrently with the later of Landlord’s and Tenant’s respective execution and delivery of this Agreement (the “Execution and Delivery”); provided that if the Execution and Delivery occurs after 11 a.m. Central Time, the Tenant shall deliver to the Landlord the Termination Fee on the first business day after occurrence of the Execution and Delivery, time being of the essence. Landlord and Tenant acknowledge that

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 138577130v.5" "" 138577130v.5

the Termination Fee is not a penalty, but represents Landlord's and Tenant's good faith estimate of: (a) Landlord's loss of the benefit of its bargain with Tenant under the Lease; (b) the costs for improvements to the Premises to make the Premises ready for a new tenant; and, (c) lost rent, leasing commissions, attorneys' fees and other costs Landlord may incur in connection with the re-letting of the Premises. Tenant hereby acknowledges and agrees that Tenant shall not be entitled to any rebate or return of any portion of the Termination Fee as a consequence of the actual costs incurred by Landlord in re-letting the Premises being less than the Termination Fee.
3.
Pre-Payment of Rent. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, in consideration for Landlord’s agreement to terminate the Lease on the Termination Date, concurrently with Tenant’s payment of the Termination Fee Tenant shall deliver to Landlord Tenant’s payments for Base Rent and Tenant’s Proportionate Share of Operating Expenses and Taxes due for October 2024 under the Lease in the amount of Two Hundred Seventeen Thousand One Hundred Seventy-Seven and 14/100 Dollars ($217,177.14) (the “October Rent Payment”).
4.
Extension of Termination Date. Notwithstanding anything to the contrary contained herein, the Termination Date shall be extended one time to November 30, 2024 upon Tenant delivering written notice of its election to so extend the Termination Date (the “Extension Notice”) to Landlord on or before the date Tenant pays Base Rent and Tenant’s Proportionate Share of Operating Expenses and Taxes due for November 2024 under the Lease in the amount of Two Hundred Seventeen Thousand One Hundred Seventy-Seven and 14/100 Dollars ($217,177.14) (the “November Rent Payment”); provided that the Extension Notice must be delivered and November Rent Payment made on or before September 15, 2024, time being of the essence.
5.
Abandoned FF&E. Notwithstanding anything to the contrary contained in the Lease, Tenant shall leave in place in the Premises the furniture, trade fixtures, equipment and other personal property listed on Exhibit A (all such items being referred to hereinafter as the “Abandoned FF&E”). Tenant represents and warrants that Tenant is the sole owner of the Abandoned FF&E, and that the Abandoned FF&E is not subject to any security interest, lien or other encumbrance. Upon the occurrence of the Termination Date, all Abandoned FF&E shall be and become the property of Landlord, free and clear of the rights of Tenant or any third-party, without payment from Landlord and without the necessity to account therefor in any manner whatsoever to Tenant, and Tenant shall thereafter have no right or title to such Abandoned FF&E.
6.
Letter of Credit. Landlord is currently holding a Letter of Credit established in Landlord’s favor in the amount of Seven Hundred Sixty-Six Thousand Five Hundred Twenty-Eight and No/100 Dollars ($766,528.00) as security for Tenant’s faithful performance of Tenant’s obligations under the Lease, as amended hereby. Landlord’s rights to draw on the Letter of Credit and the return of the Letter of Credit after the Termination Date shall be governed by the terms and conditions of the Lease, as amended hereby; provided, however, that notwithstanding anything to the contrary contained in the Lease, within ten (10) business days after fulfillment by Tenant of all of Tenant’s obligations under this Agreement Landlord shall (i) return the Letter of Credit to the issuer of the Letter of Credit or its successor (or as such issuer may direct in writing), and (ii) if Landlord is then holding any cash proceeds from a draw on the Letter of Credit that were not

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 138577130v.5" "" 138577130v.5

applied, return such funds to Tenant, in each case as otherwise contemplated under Section 3 of the Lease.
7.
Certification to Landlord. Tenant hereby certifies, with respect to Tenant's rights in and occupancy of the Premises, that the following statements are true as of the date hereof and will be true on the Termination Date:
(a)
Tenant owns and holds the entire interest of Tenant under the Lease;
(b)
There currently exist no subleases affecting the Premises or any part thereof and Tenant shall not hereafter sublease all or any part of the Premises;
(c)
Tenant has not heretofore assigned or encumbered its interest under the Lease or any part thereof and Tenant shall not hereafter assign or encumber its interest under the Lease or any part thereof; and
(d)
Tenant has full authority to execute and deliver this Agreement.
8.
Certification to Tenant. Landlord hereby certifies, with respect to the Premises, that the following statements are true as of the date hereof and will be true on the Termination Date:
(a)
Landlord has full authority to execute and deliver this Agreement; and
(b)
Any lender or third party approvals or consents which are required for Landlord to execute and deliver this Agreement have been previously obtained.
9.
Tenant's Representations and Warranties. Tenant hereby represents and warrants to Landlord that as of the date of this Agreement and, with respect to clause (c) below, as of the date of payment of the Termination Fee:
(a)
To Tenant’s knowledge, Landlord is not in default under any of its obligations under the Lease;
(b)
Landlord does not owe Tenant any sums of money, including, but not limited to, the return of any security deposit, in connection with the Lease (provided, however, that, for the avoidance of doubt, Landlord will be obligated to reduce and return the Letter of Credit as described in Section 3 of the Lease, as amended by Section 6 of this Agreement); and
(c)
Tenant has not filed for bankruptcy and, to Tenant’s knowledge, no bankruptcy petition has been involuntarily filed against Tenant.
10.
Landlord’s Representations and Warranties. Landlord hereby represents and warrants to Tenant that:
(a)
To Landlord’s knowledge, Tenant is not in default under any of its obligations under the Lease;

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 138577130v.5" "" 138577130v.5

(b)
Effective as of the payment of the Termination Fee and the October Rent Payment and subject to any outstanding and potentially outstanding amounts under the Lease and this Agreement, such as the November Rent Payment, if applicable, any amounts due for additional services requested under the Lease, and any draw on the Letter of Credit which Landlord is entitled to make under the Lease, as amended by Section 6 hereof, as of the date hereof, Tenant does not owe Landlord any sums of money in connection with the Lease.
11.
Tenant’s Additional Acknowledgements. Tenant hereby acknowledges and agrees that (a) the Termination Fee constitutes reasonably equivalent value in exchange for the early termination of the Lease and excuse by Landlord of Tenant’s further performance thereunder from and after the Termination Date; (b) Landlord’s consent to the early termination of the Lease, as set forth herein, is intended by Tenant to be, and constitutes, “new value” for purposes of 11 U.S.C. 547(c)(1), which new values includes the resulting reduction in Tenant’s monetary and other obligations as a result of such early termination; and (c) Tenant’s continued right to use and occupy the Premises through October, 2024 or, if applicable, November, 2024 for purposes of winding down its business is intended by Tenant to be, and constitutes, “new value” in exchange for the October Rent Payment and, if applicable, the November Rent Payment.
12.
Landlord’s Additional Acknowledgement. Landlord hereby acknowledges and agrees that the Termination Fee and Tenant’s other obligations under this Agreement constitute reasonably equivalent value in exchange for the early termination of the Lease on the Termination Date.
13.
Indemnities. Tenant shall defend, indemnify and hold Landlord harmless from any and all loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees) arising out of any breach of Tenant's certifications, representations and warranties set forth in this Agreement. Landlord shall defend, indemnify and hold Tenant harmless from any and all loss, cost, damage and expense (including, without limitation, reasonable attorneys' fees) arising out of any breach of Landlord’s certification set forth in Section 8(b) above.
14.
Termination of Certain Rights. Notwithstanding anything to the contrary contained in the Lease, except as provided in this Agreement, any rights that Tenant may have to extend the Term of the Lease or lease additional space in the Building (whether by right or option to expand, right of first offer, right of first refusal or otherwise) are hereby deemed terminated, void and without further force or effect.
15.
Confidentiality. Except as required by law, Tenant covenants to keep this Agreement confidential and not make any public announcements or disclosures with respect to the subject matter hereof.
16.
Brokers. Landlord and Tenant each hereby represent to the other party that it has not dealt with any real estate brokers in connection with this Agreement and to its knowledge, no broker initiated or participated in the negotiation of this Agreement, or is entitled to any commission in connection with this Agreement. Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from and against any and all claims of any real estate broker for commissions in connection with this Agreement who claim to have represented Tenant. Landlord

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 138577130v.5" "" 138577130v.5

hereby agrees to indemnify, defend, and hold Tenant harmless from and against any and all claims of any real estate broker for commissions in connection with this Agreement who claim to have represented Landlord.
17.
Survival. Tenant expressly acknowledges and agrees that, in addition to those provisions set forth in the Lease as surviving termination, Tenant's representations, warranties, covenants, agreements and indemnities under this Agreement shall survive the termination of the Lease.
18.
Limitation of Liability. The obligations of Landlord under the Lease and this Agreement do not constitute personal obligations of the individual partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, and Tenant shall not seek recourse against the partners, members, directors, officers, shareholders, trustees or beneficiaries of Landlord, or any of their personal assets for satisfaction of any liability with respect to the Lease or this Agreement. In the event of any default by Landlord under the Lease or this Agreement, Tenant's sole and exclusive remedy shall be against Landlord's interest in the Building and the real property on which it is located. The provisions of this paragraph are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord's liability in the case of the recovery of a judgment against it, as aforesaid, nor shall any of the provisions of this paragraph be deemed to limit or otherwise affect Tenant's right to obtain injunctive relief or specific performance or availability of any other right or remedy which may be accorded Tenant by law or the Lease.
19.
Miscellaneous. Except as modified herein, the Lease and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written. In the event of any conflict or inconsistency between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control. All terms used herein but not defined herein which are defined in the Lease shall have the same meaning for purposes hereof as they do for purposes of the Lease. The Recitals set forth above in this Agreement are hereby incorporated by this reference. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective beneficiaries, successors and assigns.
20.
This Agreement constitutes the entire agreement between the Tenant and the Landlord with respect to the subject matter of this Agreement, and supersedes all prior oral and written agreements or discussions between them related thereto.
21.
Counterparts; Electronic Signature. This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Further, the parties agree that this Agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

LANDLORD:

FULTON OGDEN VENTURE, LLC,

a Delaware limited liability company

By: /s/ Jeffrey L. Kovach

Name: Jeffrey L. Kovach

Title: Senior Managing Director

TENANT:

TALIS BIOMEDICAL CORPORATION,

a Delaware corporation

By: /s/ Robert J. Kelley

Name: Robert J. Kelley

Title: Chief Executive Officer

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EXHIBIT A

ABANDONED FF&E

1.
Cleanroom improvement;
2.
4 biosafety cabinets;
3.
2 large chemical storage lockers; and
4.
Conference room setups including, ipads, TV, soundbars, cameras.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 138577130v.5" "" 138577130v.5